EXHIBIT 12.3



                      CRYSTALLEX INTERNATIONAL CORPORATION

                         CORPORATE GOVERNANCE STATEMENT

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                                TABLE OF CONTENTS

1.         Introduction.......................................................2
2.         Board of Directors.................................................2
     2.1   Role and Responsibilities..........................................2
     2.2   Composition........................................................3
     2.3   Policy on Independent of Directors.................................4
     2.4   Disclosure concerning Director Independence........................5
     2.5   Competencies and Skills............................................6
     2.6   Chair..............................................................7
     2.7   Vice Chair.........................................................7
     2.8   Lead Director......................................................7
     2.9   Corporate Secretary................................................7
     2.10  Orientation and Assessment.........................................7
     2.11  Nomination.........................................................8
     2.12  Remuneration.......................................................8
3.         Board Committees...................................................8
     3.1   Introduction.......................................................8
     3.2   Audit Committee....................................................8
     3.3   Nominating and Compensation Committee..............................9
     3.4   Corporate Governance Committee.....................................9
     3.5   Finance and Risk Management Committee..............................9
     3.6   Environment, Health and Safety and Operations Committee...........10
4.         Chief Executive Officer...........................................10
5.         Management Committees.............................................10
6.         Board Policies....................................................10
     6.1   Introduction......................................................10
     6.2   Policy on Provision of Services by External Auditors..............10
     6.3   Code of Business Conduct and Ethics...............................11
     6.4 Statement of Policies and Procedures with respect to Confidentiality, Disclosure, Insider Trading and Tipping
           and Insider Reporting.............................................12

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1.       INTRODUCTION

Corporate governance is the system by which business corporations are managed and directed. The governance structure of a corporation reflects the distribution of rights and responsibilities among the board of directors, management and shareholders of the corporation.

This Statement sets out the principal corporate governance practices of Crystallex International Corporation (CORPORATION). The documents referred to in this Statement may be viewed on the Corporation's website at www.crystallex.com.

The Corporation is:

     (1) incorporated under the Canada Business Corporations Act;

     (2) a reporting issuer under the securities laws of the Provinces of Ontario, British Columbia, Alberta, Quebec, Nova Scotia and Newfoundland and Labrador; and

     (3) a reporting foreign private issuer with the United States Securities and Exchange Commission.

The common shares of the Corporation are listed on the Toronto Stock Exchange
(TSX) and the American Stock Exchange (AMEX). The corporate governance practices of the Corporation have been developed taking into account recent and proposed changes in corporate governance standards applicable to the Corporation in Canada and the United States. The Corporation believes that its corporate governance practices comply with the guidelines of the TSX and the rules of the AMEX currently applicable to the Corporation.

2.       BOARD OF DIRECTORS

2.1      ROLE AND RESPONSIBILITIES

(1) The Board of Directors of the Corporation (BOARD) is responsible for supervising the management of the business and affairs of the Corporation and its subsidiary entities (CRYSTALLEX GROUP). The shareholders of the Corporation elect the directors of the Corporation (DIRECTORS) annually at the annual general meeting of shareholders.

(2) In discharging their responsibilities, the Directors owe the following fiduciary duties to the Corporation:

         (a) a duty of loyalty: they must act honestly and in good faith with a view of the best interests of the Corporation; and

         (b) a duty of care: they must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

(3)      The Board has specifically recognized its responsibilities for:

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         (a)  to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and other senior officers of the Corporation and that the Chief Executive Officer and the other officers of the Corporation create a culture of integrity throughout the Crystallex Group;

         (b) adopting a strategic planning process and approving annually (or more frequently if appropriate) a strategic plan which takes into account, among other things, the opportunities and risks of the business of the Corporation;

         (c) identifying the principal risks of the business of the Corporation and overseeing the implementation of appropriate systems to manage these risks;

         (d) overseeing the integrity of the internal control and management information systems of the Corporation;

         (e) succession planning (including appointing, training and monitoring senior management);

         (f)  adopting a disclosure policy for the Corporation; and

         (g)  developing the Corporation's approach to corporate governance.

(4) The Board has adopted a Board Charter that, among other things, sets out the responsibilities of the Board.

2.2      COMPOSITION

The Corporation currently has nine Directors. The following table sets forth the name, country of residence, office (if any) with the Corporation, principal occupation, period of service and share ownership of each Director:

                                                                                                NUMBER OF
                                                                                                COMMON SHARES
      NAME, COUNTRY OF                                                                          BENEFICIALLY OWNED,
      RESIDENCE AND OFFICE (IF         PRINCIPAL                                                CONTROLLED OR
      ANY) WITH THE CORPORATION        OCCUPATION                         DIRECTOR SINCE        DIRECTED
      -------------------------        -----------------------------      --------------        -------------------
      Robert A. Fung                   Employee                           December 3, 1996               19,500
      Canada                           Orion Securities Inc.
      Chair of the Board

      Marc J. Oppenheimer              Vice Chair of the Corporation      February 20, 1995             279,910
      United States
      Vice Chair of the Board

      Todd Bruce                       President and                      September 22, 2003             16,100
      Canada                           Chief Executive Officer
      President and                    of the Corporation
      Chief Executive Officer

      Michael J. H. Brown              Principal,                         October 10, 2002                8,546
      Canada                           Capital Markets Advisory


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

                                                                                                NUMBER OF
                                                                                                COMMON SHARES
      NAME, COUNTRY OF                                                                          BENEFICIALLY OWNED,
      RESIDENCE AND OFFICE (IF         PRINCIPAL                                                CONTROLLED OR
      ANY) WITH THE CORPORATION        OCCUPATION                         DIRECTOR SINCE        DIRECTED
      -------------------------        -----------------------------      --------------        -------------------
      C. William Longden               Vice Chairman,                     July 25, 2000                  81,114
      Canada                           Marshall, Macklin, Monahan
                                       Limited

      David I. Matheson                Counsel,                           July 25, 2000                  13,779
      Canada                           McMillan Binch LLP

      Harry J. Near                    President,                         May 5, 1997                   126,454
      Canada                           Near Consultants & Associates;
                                       Principal,
                                       The Earnscliffe Strategy Group

      Johan C. van't Hof               President,                         March 12, 2004                 NIL
      Canada                           Tonbridge Corporation

      Armando F. Zullo                 President,                         December 3, 1996              53,102
      Canada                           A.F. Zullo & Company Ltd.

2.3      POLICY ON INDEPENDENT OF DIRECTORS

(1) The Corporation has adopted a Policy on Independence of Directors (POLICY). The purposes of the Policy are to:

         (a) set out the test that the Board will use to determine whether a Director is independent;

         (b) identify the criteria that the Board will use to assess whether a Director is independent; and

         (c) describe the disclosure that the Board will provide to shareholders of the Corporation with respect to the determination of the independence of Directors.

(2) The test that will be used by the Board to determine whether a Director is independent is:

Independent of management or any other direct or indirect material business or other relationship with the Crystallex Group that could interfere with the exercise of independent judgement by the Director or the ability of the Director to act in the best interests of the Corporation.

Generally, a Director will be considered to be independent if he/she satisfies all the criteria set out in the Policy. In certain circumstances, a Director may also be considered to be independent even though he/she does not satisfy one or more of the criteria set out in the Policy.
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(3)      In its annual disclosure materials, the Corporation will include the following disclosure:

         (a) independent and non-independent directors will be identified and the basis of the assessment of independence will be stated;

         (b) any assessment of independence for a Director who does not meet all the criteria set out in the Policy will be explained; and

         (c) all material relationships of each Director with the Crystallex Group will be described, including relationships (whether or not falling within the criteria set out in the Policy) which the Board believes do not affect independence.

(4) The Board has resolved that, commencing with the annual general meeting of shareholders of the Corporation to be held in 2005, a majority of the Directors will be independent.

2.4      DISCLOSURE CONCERNING DIRECTOR INDEPENDENCE

(1) Based on the information provided by each of the Directors and the application of the criteria set out in the Policy, the Board has determined that four of the nine Directors are independent: Messrs. Longden, Near, van't Hof and Zullo.

(2) The following describes the material business relationships of each Director with the Crystallex Group and the Board's assessment of whether the Director is independent based on the criteria set out in the Policy:

         (a) Robert A. Fung is an employee of Orion Securities Inc., an investment dealer that has acted as agent or underwriter in connection with share offerings by the Corporation and provides financial advisory services to the Corporation. Mr. Fung is also a partner in Osprey Capital Partners, a partnership through which Mr. Fung and other partners have provided financial and investment banking services to the Corporation. Because of these relationships, Mr. Fung is not independent.

         (b) Marc J. Oppenheimer served as President and Chief Executive Officer of the Corporation from February 1995 to September 2003. Because of his recent employment by the Corporation, Mr. Oppenheimer is not independent.

         (c) Todd Bruce is currently the President and Chief Executive Officer of the Corporation. Because of his employment by the Corporation, Mr. Bruce is not independent.

         (d) Michael J. H. Brown provides consulting services to the Corporation through Capital Markets Advisory, a firm of which he is Principal. Because of this relationship, Mr. Brown is not independent.
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         (e)  C. William Longden is an officer and director of Marshall,
              Macklin, Monaghan Limited and its affiliates (MMM GROUP). Except as noted below, he has no relationship with the Corporation other than his position as a Director. The MMM Group has provided contract advisory services to the Corporation. The fees paid to the MMM Group by the Corporation in any year did not exceed the thresholds set out in the Policy. The Board does not consider the services provided by the MMM Group to the Corporation, or the fees paid to the MMM Group by the Corporation, to be material to the Corporation or the MMM Group. Mr. Longden is independent.

         (f) David I. Matheson is counsel to McMillan Binch LLP, a law firm that provides legal services to the Corporation. Because of this relationship, Mr. Matheson is not independent.

         (g) Harry J. Near is President of Near Consultants & Associates and Principal of The Earnscliffe Strategy Group. He has no relationship with the Corporation other than his position as Director. Mr. Near is independent.

         (h) Johan C. van't Hof is President and Principal of Tonbridge Corporation. He has no relationship with the Corporation other than his position as Director. Mr. van't Hof is independent.

         (i) Armando F. Zullo is President of A.F. Zullo & Company Ltd. He has no relationship with the Corporation other than his position as Director. Mr. Zullo is independent.

(3) Some Directors hold cross-directorships or have other links with other Directors through involvement with other corporations or entities. The Board has assessed all of these relationships and concluded that none of them interferes with the exercise of independent judgment by the Directors or the ability of the Directors to act in the best interests of the Corporation.

(4) The Board does not believe that any Director has served on the Board for a period that could, or could reasonably be perceived to, materially interfere with the Director's ability to act in the best interests of the Corporation.

2.5      COMPETENCIES AND SKILLS

The Board believes that the Directors have the mix of competencies and skills necessary to enable the Board and Board committees to properly discharge their responsibilities, including:

         (a)  mining industry experience;

         (b)  understanding of project construction, development and management;

         (c)  understanding of the capital markets;

         (d) financial literacy and understanding of public disclosure requirements;
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         (e)  financing experience;

         (f)  government relations experience; and

         (g)  communications and public relations experience.

2.6      CHAIR

Robert A. Fung is the Chair of the Board. He has been Chair since February 12, 1998.

The Chair provides leadership to the Board in discharging its responsibilities. Among other things, the Chair:

         (a) is responsible for the day-to-day management of the activities of the Board, including facilitating the delivery of accurate, timely and clear information to the Board to enable the Board to successfully carry out its responsibilities; and

         (b) oversees the preparation for and management of meetings of shareholders of the Corporation.

The Board has adopted a position description for the Chair.

2.7      VICE CHAIR

Marc J. Oppenheimer is the Vice Chair of the Board. He has been Vice Chair since September 22, 2003. The Vice Chair carries out the responsibilities of the Chair in the absence of the Chair. The Board has adopted a position description for the Vice Chair.

2.8      LEAD DIRECTOR

Johan C. van't Hof is the Lead Director. He has been Lead Director since April 15, 2004. The Lead Director works with the Chair to facilitate a Board agenda that will enable the Board to successfully carry out its responsibilities. He also schedules, sets the agenda for and chairs separate meetings of the independent Directors and carries out the responsibilities of the Chair in the absence of the Chair and the Vice Chair.

The Board has adopted a position description for the Lead Director.

2.9      CORPORATE SECRETARY

Daniel R. Ross is the Secretary of the Corporation. He is also Executive Vice-President and Corporate Counsel. The Secretary is responsible to the Board for facilitating compliance with Board procedures. All Directors have access to the Secretary's advice and services.

2.10     ORIENTATION AND ASSESSMENT

The Board has adopted procedures for the orientation and training of new Directors.
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The Corporation provides continuing education opportunities for all Directors so that they can maintain or enhance their knowledge and understanding of the business of the Corporation and their responsibilities as Directors.

The Board regularly assesses its own effectiveness and the effectiveness and contribution of each Board committee and Director.

2.11     NOMINATION

The Nominating and Compensation Committee recommends candidates for election as Directors. The Board approves the final choice of candidates.

2.12     REMUNERATION

Information with respect to the remuneration of Directors is contained in the Corporation's annual management information circular.

3.       BOARD COMMITTEES

3.1      INTRODUCTION

The Board has established five permanent committees to assist it in carrying out its responsibilities: Audit Committee, Nominating and Compensation Committee, Corporate Governance Committee, Finance and Risk Management Committee and Environment, Health and Safety and Operations Committee.

Each Board committee has a charter setting out its composition, responsibilities and authority. Other than the President and Chief Executive Officer, no member of management is a member of any Board committee. Members of management attend Board committee meetings at the invitation of the committee. The composition and mandate of each Board committee is set out below.

3.2      AUDIT COMMITTEE

The Audit Committee is comprised of Mr. van't Hof (Chair), Mr. Longden and Mr. Near, all of whom are independent (as determined by the Board in accordance with the Policy on Independence of Directors) and financially literate (ie, have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the accounting issues that can reasonably be expected to be raised by the financial statements of the Corporation). Mr. van't Hof is also financially sophisticated (ie, has past employment experience in finance and accounting both as a Chartered Accountant and as a regular lecturer to members of the accounting profession on matters of audit and finance). The role of the Audit Committee is to assist the Board in fulfilling its corporate governance and oversight responsibilities with respect to accounting and financial reporting processes, internal financial control structure, financial risk management systems and external audit function.

The Audit Committee's responsibilities include:

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         (a)  managing, on behalf of the shareholders of the Corporation, the relationship between the Corporation and its external auditors;

         (b)  overseeing the external audit;

         (c) reviewing and approving and recommending to the Board for approval the financial statements, MD&A and interim reports of the Corporation;

         (d) overseeing the financial internal control structure and financial risk management systems; and

         (e) establishing certain procedures with respect to, among other things, the receipt, retention and treatment of complaints received by the Corporation with respect to accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

3.3      NOMINATING AND COMPENSATION COMMITTEE

The Nominating and Compensation Committee is comprised of Mr. Near (Chair) and Mr. Zullo, both of whom are independent (as determined by the Board in accordance with the Policy on Independence of Directors). The role of the Nominating and Compensation Committee is to assist the Board in fulfilling its responsibilities with respect to the composition of the Board, including recommending to the Board candidates for election or appointment as directors of the Corporation, the recruitment and compensation of the Chief Executive Officer and other officers of the Corporation, the compensation of the directors of the Corporation, executive compensation disclosure and oversight of the compensation structure and benefit plans and programs of the Corporation.

3.4      CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is comprised of Mr. Matheson (Chair), Mr. Brown and Mr. Zullo. The role of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to the composition and operation of the Board and Board committees and corporate governance standards and practices.

3.5      FINANCE AND RISK MANAGEMENT COMMITTEE

The Finance and Risk Management Committee is comprised of Mr. Fung (Chair), Mr. Brown, Mr. Bruce, Mr. Matheson, Mr. Oppenheimer and Mr. van't Hof. The role of the Finance and Risk Management Committee is to assist the Board in fulfilling its responsibilities with respect to financial matters, including short- and long-term financings, issuances of shares, foreign currency, hedging and derivatives transactions, capital expenditures and long-term commitments and policies and guidelines for the investment of cash, and its oversight responsibilities with respect to non-financial risk management systems.

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 3.6     ENVIRONMENT, HEALTH AND SAFETY AND OPERATIONS COMMITTEE

The Environment, Health and Safety and Operations Committee is comprised of Mr. Longden (Chair), Mr. Brown, Mr. Bruce, Mr. Oppenheimer and Mr. van't Hof. The role of the Environment, Health and Safety and Operations Committee is to assist the Board with respect to environment, health and safety matters arising out of the activities of the Crystallex Group and to oversee the operations of the Crystallex Group.

4.       CHIEF EXECUTIVE OFFICER

Todd Bruce is the President and Chief Executive Officer. He is also a Director. The Chief Executive Officer is responsible for the management of the day-to-day business and affairs of the Corporation. The Board has adopted a position description for the Chief Executive Officer.

5.       MANAGEMENT COMMITTEES

The Corporation has two management committees:

         (a) Executive Management Committee: The Executive Management Committee is the principal management group responsible for the operations and allocation of the resources of the Corporation. The Executive Management Committee is comprised of the Chief Executive Officer and other senior officers of the Corporation.

         (b) Disclosure Committee: The Disclosure Committee is responsible for the management of the disclosure practices of the Corporation. The Disclosure Committee is comprised of the Chief Executive Officer, Chief Financial Officer, Executive Vice-President and Corporate Counsel, Vice-President Investor Relations and a representative of the Board.

6.   BOARD POLICIES

6.1      INTRODUCTION

In addition to the Policy on Independence of Directors described above, the Corporation has adopted a Policy on the Provision of Services by External Auditors, a Code of Business Conduct and Ethics and a Statement of Policies and Procedures with respect to Confidentiality, Disclosure, Insider Trading and Tipping and Insider Reporting. Each of these policies is described below.

6.2      POLICY ON PROVISION OF SERVICES BY EXTERNAL AUDITORS

The Audit Committee has adopted a Policy on the Provision of Services by External Auditors.
Under the Policy:

         (a) the external auditors may not provide services to the Crystallex Group that impair or have the potential to impair the independence and objectivity of the external

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              auditors: generally, prohibited services include services where the external auditors participate in activities that are normally undertaken by management of the Crystallex Group, are remunerated through a "success fee" structure, act in an advocacy role for the Crystallex Group or may be required to audit their own work;

         (b) the Audit Committee has pre-approved certain audit and permitted non-audit services as services that the auditors may provide to the Crystallex Group, including: services that constitute the agreed scope of the external audit or interim reviews of the Crystallex Group; services that are outside the agreed scope of, but are consistent with, the external audit or interim reviews of the Crystallex Group; tax services that do not compromise the independence and objectivity of the external auditors in relation to the external audit; and other services of an advisory nature that do not compromise the independence and objectivity of the external auditors in relation to the external audit; and

         (c) an authorization process has been established which provides, among other things, as follows: the Chair of the Audit Committee may authorize in advance all engagements of the external auditors to provide pre-approved services to the Crystallex Group up to a maximum of $50,000 for each engagement and $200,000 for all engagements in each calendar quarter; the Chief Financial Officer may authorize in advance all engagements of the external auditors to provide pre-approved services to the Crystallex Group up to a maximum of $25,000 for each engagement and $50,000 for all engagements in each calendar quarter; the Chair of the Audit Committee and the Chief Financial Officer must report all engagements authorized by them to the Committee at its next meeting; the Audit Committee must authorize in advance all other engagements of the external auditors to provide pre-approved services to the Crystallex Group; services that are not pre-approved services must be authorized by the Committee before the external auditors are engaged regardless of the dollar value of the services.

Exceptions can be made to this Policy where the exceptions are in the interests of the Crystallex Group and appropriate arrangements are established to ensure the independence and objectivity of the external auditors in relation to the external audit. Any exception must be authorized by the Audit Committee and must be reported to the Board.

6.3      CODE OF BUSINESS CONDUCT AND ETHICS

The purposes of the Code are to deter wrongdoing and to promote:

         (a) honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest

         (b) full, fair, accurate, timely and understandable disclosure in all reports filed, and other public communications made, by the Crystallex Group;

         (c)  compliance with all applicable laws, regulations and rules;

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         (d)  protection and proper use of corporate assets and opportunities;

         (e) confidentiality with respect to corporate and personal information;

         (f) fair dealing with security holders, customers, suppliers and competitors;

         (g)  accountability for adherence to the Code; and

         (h)  prompt internal reporting of violations of the Code.

The Code applies to all Directors, officers and employees of the Crystallex Group and members of their immediate families and, where applicable, third parties engaged to represent the Crystallex Group. As a term of their employment, all employees of the Crystallex Group must agree to abide by the Code.

6.4 STATEMENT OF POLICIES AND PROCEDURES WITH RESPECT TO CONFIDENTIALITY, DISCLOSURE, INSIDER TRADING AND TIPPING AND INSIDER REPORTING

The purposes of the Statement are to set out the policies and procedures of the Corporation with respect to confidentiality and disclosure and describe the legal prohibitions on insider trading and tipping and the requirements for insider reporting. The Statement applies to all Directors, officers and employees of the Crystallex Group.

As a term of their employment, all employees of the Crystallex Group must agree to abide by the Statement.




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